Exhibit 4.20

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL40990818486137L

Certificate Issued Date	:	24-Jul-2013 11:15 AM

Account Reference	:	IMPACC (IV)/ dl741103/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL74110380821373898300L

Purchased by	:	IBM DAKSH BUSINESS PROCESS SERVICES P L

Description of Document	:	Article Others

Property Description	:	Not Applicable

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	IBM DAKSH BUSINESS PROCESS SERVICES P L

Second Party	:	MAKEMYTRIP INDIA PVT LTD

Stamp Duty Paid By	:	IBM DAKSH BUSINESS PROCESS SERVICES P L

Stamp Duty Amount(Rs.)	:	100

(One Hundred only)

Please write or type below this line

Amendment to the

Business Process Outsourcing Services Agreement And

Statement of Work

Dated July 12th, 2013

By and between

MAKEMYTRIP INDIA PRIVATE LIMITED

And

IBM DAKSH BUSINESS PROCESS SERVICES PRIVATE LIMITED

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

This Twelfth (12th) Amendment Agreement (“Amendment No. 12”) dated[        ] to the Business Process Outsourcing Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011, Eighth Amendment dated October 27, 2011 9th Amendment dated December 29, 2011, 10th Amendment dated July 4, 2012 and 11th Amendment dated November 1, 2012 thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip India Private Limited, a Company registered under the Companies Act, 1956 and having its corporate office at 103, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART

And

IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Birla Tower, 1st Floor, 25, Barakhamba Road, Connaught Place, New Delhi 110001 (hereinafter referred to as “IBM” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the OTHER PART.

WHEREAS MMTL has entered into the Agreement with IBM and both Parties agree to amend the Agreement as mentioned below.

TERMS AND CONDITIONS GOVERNING THIS AMENDMENT NO. 12

The Parties have agreed to amend and include the following terms and conditions in regard to the Agreement:

I.	Delete the existing Section 4 of Amendment No. 9 dated December 29, 2011 and replace it with the following new Section 1:

“Termination for Convenience:

Both IBM and MMTL may elect to terminate the Business Process Outsourcing Services Agreement or any applicable Statement of Work under it, for convenience. Such Termination can only be done by providing six (6) months written notice, in advance to the other Party. Such notice can only be served after seven (7) years from the Transaction Effective Date as per the Business Process Outsourcing Services Agreement dated March 05, 2008 after MMTL pays to IBM the following Termination Fee:

Period of Serving Termination Notice	Termination Fee
5th Mar’2015 to 4th Mar’2016	XXXX
5th Mar’2016 to 4th Mar’2017	XXXX

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The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

II.	Amend Point 2 of Amendment No. 6 dated December 18, 2010, with the following:

In no month of each applicable year shall the total Agent billable headcount go below the minimum committed headcount (aggregate at both Gurgaon and Chandigarh and or any future location) as indicated in the table below for such applicable year. The Key Milestones for change in the minimum billable Agent headcount are as per the following table

Effective Date	Up to 30th Sept 2014	As on 1st Oct 2014	As on 1st Oct 2015	1st Oct 2016 Onwards
Minimum Committed Headcount	XXXX	XXXX	XXXX	XXXX

Notwithstanding the above said, where MMTL represents to IBM the scope to reduce Agent count owing to efficiencies obtained by MMTL by deploying automation, the parties agree that MMTL shall be entitled to reduce the billable Agent count by requisite numbers as mutually agreed upon by the parties. However, MMTL agrees that such reduction in Agent headcount shall not exceed the numbers indicated in the table below, for the applicable year in which the automation deployment takes place

Effective Date	Up to 30th Sep 2014	From 1st Oct 2014 to 30th Sep 2015	From 1st Oct 2015 to 30th Sep 2016	From 1st Oct 2016 onwards
Max Count Reduction	XXXX	XXXX	XXXX	XXXX

III.	Amend Point III of Amendment No. 11 dated November 1, 2012 and Point 2 of Amendment No. 6 dated December 18, 2010, as following:

The Ramp up plan to reach additional 350 billable headcounts for OBT and Post Sales Line of Business, depending on forecasts and requirements of MMTL is as follows:

Time Period	July 2013	Aug. 2013	Jan. 2014	Jan. 2015	Jan. 2016 Onwards
Existing HC	409	409	409	409	409
Additional /Ramp HC (OBT)	0	25	75	200	275
Additional /Ramp HC (Post Sales)	0	25	50	50	75

Total HC		459	534	659	759

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

IV.	Delete and replace Point V of Amendment No. 11 dated November 1, 2012 with the following:

1.	A transaction shall be considered loss when the profit booked on it goes in negative due to factors under IBM Daksh’s control.

2.	For Financial year 2013 & financial year 2014 target loss per transaction for each Lob is provided below in Table A.

3.	In case actual losses per transaction is more than target losses per transaction, IBM Daksh shall pay penalties equal to the XXXX of the following two:

a)	Percentage of service billing (as per Table A)

b)	(Actual loss per transaction - Target loss per transaction)* Number of transactions, for that Lob

Table A (all figures below are in INR)

LOB	Target Loss per transaction	Slab 1	Slab 2	Slab 3	Slab 4	Slab 5
Post Sales India	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Post Sales US	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Sales US	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Sales Ex India	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Sales OBT	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Dom Holiday	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Refunds	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Ticketing Ex India	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Ticketing India	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Ticketing US	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Penalty as % age of service billing	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX

Example: If for the financial year 2013 the actual loss per transaction for Post sales Lob is INR 2.70, then the penalty amount shall be calculated as follows:

Service revenue = INR 9 crores

Total number of transaction (for 6 months) = 16 lacs

Target loss per transaction for the lob = XXXX

Actual loss per transaction for the lob = INR 2.70

Total Penalty payable shall be lower of the following:

a)	XXXX (as per slab 3 of Table A) of INR 9 crores = XXXX

b)	(2.70 – XXXX) x 16 lacs = XXXX

Hence the penalty amount payable shall be XXXX

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Also, Client agrees to pay reward to IBM, if overall losses at IBM center (for all LOB’s and all centers of IBM put together) stays below INR 1 crore as per the below methodology.

The reward will be to split the savings 50:50 with IBM

Example: If for financial year 2013 the Total Overall loss is INR 90 Lacs, then against the target of INR 1 Crore, total saving that IBM brought is of INR 10 lacs, hence IBM reward will be 50% of the savings i.e. INR 5 Lacs.

4.	The above adjustment shall be done on annual basis.

5.	The target loss per transaction in Table “A” are on the basis of base lined data, However it is agreed that IBM will make reasonable efforts to improve upon these levels.

Imposition of such penalty shall constitute Customer’s sole and exclusive remedy. This penalty will be under the aggregate rewards and liability cap as provided in Clause 1 of Appendix 1 of Amendment No. 2 dated July 28, 2009.

V.	Delete Point 3 of Amendment No. 6 dated December 18, 2010 and Point 10 (Charges Section) of Schedule 2 (Statement of Work for OBT and DH Line of Business) dated January 1, 2012, and replace with the following:

Charges / Price (Per Headcount Per Month)

	Line Of Business	Location	Price in INR
Sales	Sales US	Chandigarh	XXXX
	Sales Ex India	Chandigarh	XXXX
	Holidays	Chandigarh	XXXX
	Sales US	Gurgaon	XXXX
	Sales Ex India	Gurgaon	XXXX

Service	Post Sales US	Chandigarh	XXXX
	Post Sales India	Chandigarh	XXXX
	Ticketing US	Chandigarh	XXXX
	Refund	Chandigarh	XXXX

•	All Prices mentioned above are in INR Per Agent Per Month.

•	Mentioned Prices will be effective as July 01, 2013

•	Above mentioned prices are first year prices and will be applicable till December 2013 for Holidays LoB and till February 2014 for all other LoB’s.

•	Thereafter XXXX Price increase will be applicable effective January 01 every year for Holidays LoB and 5th of March every year for all other LoB’s for remaining term of the contract

•	All other Pricing Assumptions to remain same as per the Agreement.

•	Max Hours possible by an advisor is 208 hours excluding non-billable aux in FTE structure and not including any Overtime

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

•	IBM to share interval wise tracking mechanism to reflect APS requirement vs actual APS logged net of aux

•	For Sales LOB’s the overall combined headcount should be equal to approved billable headcount for the below mentioned leverage to apply.

Actual Monthly Billable FTE for Chandigarh Delivery Location shall be as per following methodology which would be applicable 01st April 2013:

•	In case actual HC >= Approved HC, lower of below

•	Approved HC

•	Actual Hours Delivered / 167 (No. of Hours Per Agent Per Month as defined for Chandigarh location

•	Actual Live agent for a given month

•	In Case Actual HC>= 93% of approved HC but less than 100%,

•	Actual Hours Delivered / 167 (No. of Hours Per Agent Per Month as defined for Chandigarh location capped to maximum of 105% of actual agents on floor (Live Agents)

•	In case Actual HC< 93%

•	Actual Hours Delivered / 167 (No. of Hours Per Agent Per Month as defined for Chandigarh location capped to maximum of actual agents on floor ( Live Agents)

For understanding purposes a Live Agent is defined as follows:

Live Agent: Number of Agents assigned to the project (tracked by IBM’s systems) for a particular month prorated by the number of days agent was associated with the project.

Illustrative Example:

Agent 1 associated with the project for 30 days = (1 * 30)/30 = 1 Live Agent

Agent 2 associated with the project for 15 days = (1 * 15)/30 = 0.50 Live Agent

Over time hours as agreed to and approved by client shall be over and above the hours calculated by the above methodology

VI.	Amend Clause VI of Amendment No. 11 dated November 01, 2012 to add the following as point no. 4:

4. IBM will issue a credit to MMTL, of Actual Incentive amount (as per the above mentioned grid) or XXXX, whichever is lower

VII.	Amend Section 3 of the Business Process Outsourcing Service Agreement dated March 05, 2008 to add the following :

Monthly Invoice raised by IBM to also include, Sales Incentive, R&P billing, Training Billing, Pass Through Costs and any other Line Items to be billed to the client for the respective month.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

MMTL will communicate to IBM the incentive plan and budget 7 days prior to commencement of the incentive plan. IBM and MMTL will mutually agree on a percentage share of MMTL funded sales incentive to be spent on non-sales work force in the quarterly incentive plan.

IBM will initiate a quarterly reconciliation with MMTL for agent incentives paid during the quarter and any under or over recovery will be shared with the MMTL. Any settlement can only be done in the subsequent billing cycle post the reconciliation activity is completed.

IX.	Amend Schedule 2 to Appendix 1 of Amendment 2 dated July 28, 2009, to remove the following KPI’s:

•	CSAT

•	FCR

•	Service Levels

X.	Amend to Appendix 1 of Amendment 2 dated July 28, 2009 to add the following Schedule 4 for new KPI’s along with their Targets:

ASAT – Post Sales International

Time Period	Penalty	Target	Reward
Q3 2013	XXXX	XXXX	XXXX
Q4 2013	XXXX	XXXX	XXXX
Q1 2014 onwards	XXXX	XXXX	XXXX

ASAT – Holidays Post Sales

Time Period	Penalty	Target	Reward
Q3 2013	XXXX	XXXX	XXXX
Q4 2013	XXXX	XXXX	XXXX
Q1 2014 onwards	XXXX	XXXX	XXXX

AHT

Line of Business	Penalty	Target	Reward	Tolerence
Post Sales India	XXXX	XXXX	XXXX	XXXX
Post Sales US	XXXX	XXXX	XXXX	XXXX

IBM will qualify for earning rewards on AHT in case the Service Levels are XXXX of the calls answered in 20 seconds.

XI.	This Amendment No. 12 shall be effective from 1st July 2013 (“Amendment No. 12 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

XII.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 12 by reference.

XIII.	This Amendment No. 12 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 12 is incorporated into and deemed to be part of the Agreement.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

XIII.	This Amendment No. 12 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 12 is incorporated into and deemed to be part of the Agreement.

ACCEPTED AND AGREED TO BY THE FOLLOWING AUTHORISED REPRESENTATIVES OF THE PARTIES:

MakeMyTrip India Private Limited		IBM Daksh Business Process Services Pvt. Ltd.

By:	/s/ JASMEET SINGH	By:	/s/ Gerald von Kalm

Name:	JASMEET SINGH	Name:	Gerald von Kalm

Title:	HEAD – CUSTOMER CONTACT GROUP	Title:	CFO

Date:	25 JULY 13	Date:	25 JULY 2013

Seal:		Seal: